UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2020

MoneyGram International, Inc.
_________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2828 N. Harwood Street,	15th Floor
Dallas,	Texas	75201
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (214) 999-7552

Not applicable
(Former name or former address, if changed since last report)
__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	MGI	The NASDAQ Stock Market LLC
Preferred Stock Purchase Rights	N/A	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective November 16, 2020, MoneyGram International, Inc. (the “Company”) appointed Christopher H. Russell, age 55, to be its Chief Accounting Officer (principal accounting officer). In connection with the appointment of Mr. Russell, Lawrence Angelilli will cease serving as the Company’s principal accounting officer but continue to serve as the Company’s Chief Financial Officer.
Mr. Russell most recently served as Vice President and Chief Accounting Officer of Kraton Corporation, a global specialty chemicals company, from June 2015 to November 13, 2020. From November 2018 to May 2019, he also served as Kraton Corporation’s Interim Chief Financial Officer. Prior to that, from 2014 to 2015 he served as Chief Accounting Officer for Prince International Corporation, a producer of engineered additives for niche applications, and from 2011 to 2014, Mr. Russell was employed with GE Power and Water, a subsidiary of General Electric Company, as the Global Controller for its Aero Derivatives business. Mr. Russell earned a B.S. in accounting from the University of North Texas and is a Certified Public Accountant.
In connection with his appointment as the Company’s Chief Accounting Officer, the Company will pay Mr. Russell an annual base salary of $320,000, and he will be entitled to a sign-on long-term incentive award pursuant to the Company’s Amended and Restated 2005 Omnibus Incentive Plan with a value of $100,000. The long-term incentive award will be split equally between time-vesting cash and time-vesting restricted stock units, one-third of which will vest, subject to continued employment, on each of the three anniversaries of the grant date. In consideration for incentive compensation that Mr. Russell forfeited upon resigning from his prior employer, he will also receive a sign-on cash bonus of $125,000. The sign-on cash bonus is subject to repayment if Mr. Russell’s employment terminates prior to one year of service with the Company.
Mr. Russell will be entitled to vacation, participation in the Company’s standard executive relocation program and other employee benefits under standard Company plans and policies. For 2021, he will have an opportunity to earn an annual cash incentive award with a target amount of 50% of base salary and a target annual equity award of $250,000 under the Company’s Amended and Restated 2005 Omnibus Incentive Plan.
There are no arrangements or understandings between Mr. Russell and any other person pursuant to which he was appointed as an officer. He does not have any family relationship with any director or other executive officer of the Company, and there are no transactions in which he has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONEYGRAM INTERNATIONAL, INC.

By:	/s/ Robert L. Villasenor
Name:	Robert L. Villasenor
Title:	General Counsel and Corporate Secretary
Date:    November 16, 2020

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